                                                                  EXHIBIT 99.14b

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We  hereby  consent  to the  incorporation  by  reference  in this  Registration
Statement  on Form N-14 of our report  dated  April 29,  2005,  relating  to the financial statements and financial highlights which appear in the March 31, 2005
Annual Report to Shareholders of Small Cap Growth Stock Fund,  Aggressive Growth
Stock Fund,  International  Equity Fund, Growth Stock Fund, Large Cap Core Stock
Fund,  Index 500 Stock  Fund,  Asset  Allocation  Fund,  High  Yield  Bond Fund,
Municipal  Bond Fund and Select Bond Fund (each a series of Mason Street  Funds,
Inc.), which is also incorporated by reference into the Registration Statement.

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Milwaukee, WI
December 22, 2005